SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 20, 2007

BASELINE OIL & GAS CORP.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-116890	30-0226902
State of Incorporation	Commission File Number	IRS Employer I.D. Number

11811 N. Freeway (I-45), Suite 200, Houston, Texas 77060

Address of principal executive offices

Registrant’s telephone number: (281) 591-6100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Previously, Baseline Oil & Gas Corp. (“Baseline”, “we”, or the “Company”) has disclosed in prior filings that we have agreed to purchase certain oil and natural gas assets from DSX Energy Limited, LLP, Kebo Oil & Gas, Inc., Sanchez Oil & Gas Corp., Sue Ann Operating, L.L.C., and twenty-three other individuals, trusts, and companies (collectively, the “Sellers”), pursuant to an Asset Purchase and Sale Agreement dated as of August 7, 2007. In connection with the proposed acquisition, we commissioned an independent petroleum engineering firm to prepare a reserve report as of June 1, 2007 with respect to (i) our existing property in Stephens County, Texas and (ii) those properties to be conveyed to us by the Sellers. For the benefit of our investors, such reserve report, together with certain supplemental information, is filed as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Reserve report of independent petroleum engineering firm dated as of June 1, 2007, with supplemental information.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 20, 2007

BASELINE OIL & GAS CORP.

By:	/s/ Thomas Kaetzer
Thomas Kaetzer
Chief Executive Officer

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Exhibit Index

Exhibit No.	Description
99.1	Reserve report of independent petroleum engineering firm dated as of June 1, 2007, with supplemental information.